Exhibit 99.1

Scientific Games Announces Consent Solicitation

NEW YORK, October 19, 2011 - Scientific Games Corporation (Nasdaq: SGMS) (the “Company”) announced today that its direct wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), is soliciting consents (the “Consent Solicitation”) from the holders of the 7.875% Senior Subordinated Notes due 2016 (CUSIP Nos. 80874YAA8 and ISIN USU8067TAA44 ) (the “Notes”), to proposed amendments to the Indenture which governs the Notes (the “Indenture”).

The terms and conditions of the Consent Solicitation and the proposed amendments to the Indenture are described in the Consent Solicitation Statement dated October 19, 2011 (the “Consent Solicitation Statement”).  The purpose of the Consent Solicitation is to amend the Indenture to provide the Company with additional flexibility for investment opportunities that it may decide to pursue, including potential strategic partnerships, joint ventures and other acquisitions.

The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on October 27, 2011 (the “Expiration Date”). SGI has established October 18, 2011 as the record date for the Consent Solicitation.  In the event that the conditions of the Consent Solicitation are satisfied or waived, including the receipt of the requisite consents as to not less than a majority of the $200 million in aggregate principal amount of the Notes at or prior to the Expiration Date and the effectiveness of a supplemental indenture implementing the proposed amendments, SGI will pay to holders of record of the Notes $25.00 per $1,000 principal amount of Notes as to which they have delivered (and not validly revoked) consents prior to the Expiration Date.

The Company has engaged Credit Suisse Securities (USA) LLC and UBS Securities LLC as its solicitation agents (the “Solicitation Agents”). Questions and requests for assistance regarding this solicitation should be directed to Credit Suisse Securities (USA) LLC at (212) 325-5912 (call collect) or (800) 820-1653 (toll free) or to UBS Securities LLC at (203) 719-4210 (call collect) or (888) 719-4210 (toll free). Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the information agent (the “Information Agent”) and tabulation agent (“Tabulation Agent”) for the Consent Solicitation, at (866) 795-2200 (toll free) or (212) 430-3774 (banks and brokers).

None of the Company, SGI or any of their subsidiaries, the Solicitation Agents, the Tabulation Agent, the Information Agent or The Bank of Nova Scotia Trust Company of New York, as trustee under the Indenture, make any recommendations as to whether or not holders of the Notes should deliver consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Consent Solicitation Statement and the accompanying consent form.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games’ integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; seasonality; failure of the Company’s Northstar joint venture to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois lottery; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.